Exhibit 99.1

F-star Therapeutics Reports Second Quarter 2022 Financial Results and Corporate Highlights

•	Previously announced agreement for F-star Therapeutics to be acquired by invoX Pharma; transaction expected to close in the second half of 2022

•	License Agreement with Takeda to Develop and Commercialize a Novel Next-Generation Immuno-Oncology Bispecific Antibody Therapeutic

•	FS118 Cleared the Futility Hurdle for the Initial Stage of the Head and Neck Acquired Resistance Cancer Trial

•	Initiation of Combination Dosing with FS120 and KEYTRUDA® in Patients with Advanced Cancers under Supply Agreement with MSD

•	Company Will Not be Hosting Q2 2022 Earnings Conference Call Due to the Pending Transaction with invoX Pharma

CAMBRIDGE, United Kingdom and CAMBRIDGE, Mass. - August 11, 2022 - (Globe Newswire) F-star Therapeutics, Inc. (NASDAQ: FSTX) (“F-star” or the “Company”), a clinical-stage biopharmaceutical company pioneering bispecifics in immunotherapy so more people with cancer can live longer and improved lives, today announced second quarter 2022 financial results and corporate highlights.

“During the second quarter, we steadfastly remained focused on advancing our four clinical programs,” said Eliot Forster, CEO of F-star Therapeutics, Inc., “We continued the enrollment for the FS118 study in PD-1 acquired resistance head and neck cancer patients and have cleared the initial futility hurdle. The dose-escalation study for FS222 continues to progress well, and we are happy to report that therapy remains well-tolerated and clinically active at pharmacologically active dose levels, including in patients with low levels of PD-L1 expression. We also initiated the combination study of FS120 with KEYTRUDA® in patients with advanced cancers and we look forward to evaluating the potential clinical benefits of the combined therapies. Dose escalation of SB 11285 continues. Both the monotherapy and combination with atezolizumab remain well tolerated”

Second Quarter 2022 and Recent Highlights:

•

F-star planned acquisition by invoX Pharma: As previously disclosed, on June 22, 2022, the Company entered into a definitive agreement to be acquired by invoX Pharma Limited, a wholly owned subsidiary of Sino Biopharmaceutical Limited (HKEX 11771.HK), for $7.12 per share for an approximate total equity value of $161 million in cash. Subject to the satisfaction of customary closing conditions, including regulatory approvals, the transaction is expected to close in the second half of 2022.

•

License Agreement with Takeda to develop and commercialize a novel next-generation immuno-oncology bispecific antibody therapeutic: Under the terms of the agreement, F-star will grant Takeda a worldwide, exclusive royalty-bearing license to research, develop, and commercialize a bispecific antibody against an immuno-oncology target using F-star’s proprietary Fcab™ and mAb[2]™ platforms. Takeda will be responsible for all research, development, and commercialization activities under the agreement.

•

FS118 in acquired resistance head and neck Phase 2 interim update: FS118 appeared to be well tolerated in line with Phase 1 results and has cleared the pre-determined futility hurdle for the initial stage of the head and neck acquired resistance cancer trial. We believe that we are on track to achieve the predefined efficacy levels and are pleased to be observing long-term clinical benefit for patients. The enrollment of the patients for the remainder of the study continues well, paving the way for combination therapy in this hard-to-treat patient population.

•

FS222 Phase 1 clinical trial update: The monotherapy dose-escalation progresses well. FS222 has demonstrated emerging clinical antitumor activity with a tolerability profile typical of checkpoint inhibitors and elicits dose-dependent increases in soluble CD137 and PD-L1 levels, indicative of target engagement and increases in immune cell activation and proliferation.

•	FS120 Initiation of KEYTRUDA combination dosing: Pharmacologically active dose levels have been reached and we have initiated dose escalation of FS120 in combination with Keytruda.

•

FS118 poster presented at the American Association for Cancer Research (AACR) 2022 Annual Meeting demonstrating a novel LAG-3 reduction and shedding mechanism: Data revealed that the unique tetravalent structure of FS118 plays a critical role in evoking LAG-3 shedding, and cell surface reduction, in tumor-infiltrating lymphocytes (TILs), enabling FS118 to overcome compensatory upregulation of LAG-3 induced by PD-(L)1 blockade.

Second Quarter 2022 Financial Summary:

Cash Position

Cash and cash equivalents were $53.0 million as of June 30, 2022, compared to $78.5 million at December 31, 2021.

R&D Expense

R&D expenses were $8.7 million for the quarter ended June 30, 2022, compared to $8.3 million for the corresponding quarter in 2021. The $0.4 million increase is primarily due to an increase of $2.9 million in clinical trial costs, $0.9 million of R&D consulting, staff and other R&D costs, offset by the UK R&D tax credit of $3.4 million, which is treated as a reduction in expense.

G&A Expense

G&A expenses were $7.5 million for the quarter ended June 30, 2022, compared to $6.5 million for the second quarter 2021. This $1.0 million increase is primarily due to $2.5 million in transaction related costs, offset by reductions of $1.0 million of non-transaction related legal and professional fees, $0.4 million in stock-based compensation expense and $0.1 million in other G&A expense.

Net Loss Attributable to Common Shareholders

Net loss was $19.0 million or a loss per share of $0.88 (basic and diluted) for the quarter ended June 30, 2022, as compared to a net loss of $15.5 million or a loss per share of $0.91 (basic and diluted) for the quarter ended June 30, 2021.

Conference Call and Webcast:

F-star will not be hosting a conference call to discuss Q2 2022 financial results or corporate update in light of the pending transaction with invoX Pharma announced on June 23, 2022.

About F-star Therapeutics, Inc.:

F-star Therapeutics, Inc. is a clinical-stage biopharmaceutical company pioneering bispecifics in immunotherapy so more people with cancer can live longer and improved lives. F-star is committed to working towards a future free from cancer and other serious diseases, through the use of tetravalent (2+2) bispecific antibodies to create a paradigm shift in treatments. The Company has four second-generation immuno-oncology therapeutics in the clinic, each directed against some of the most promising IO targets in drug development, including LAG-3 and CD137. F-star’s proprietary antibody discovery platform is protected by an extensive intellectual property estate. F-star has over 500 granted patents and pending patent applications relating to its platform technology and product pipeline. The Company has attracted multiple partnerships with biopharma targeting significant unmet needs across several disease areas, including oncology, immunology, and CNS. or more information visit our website and follow us on LinkedIn and Twitter.

Additional Information and Where to Find It:

This communication is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of F-star or any other securities. On July 7, 2022, Sino Biopharmaceutical Limited, invoX Biopharm Limited and its direct subsidiary Fennec Acquisition Incorporated filed with the SEC a tender offer statement on Schedule TO, including an Offer to Purchase, a Letter of Transmittal and other related documents, and on July 7, 2022, F-star filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. The offer to purchase shares of F-star common stock is only being made pursuant to the Offer to Purchase, the Letter of Transmittal and other related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR COMMON STOCK, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER. Investors and security holders may obtain a free copy of these statements and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the tender offer, which is Innisfree M&A Incorporated. Investors may also obtain, at no charge, the documents filed or furnished to the SEC by F-star under the “SEC Filings” section of F-star’s website at https://investors.f-star.com/.

Forward-looking statements:

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including, regarding the expected timing of the completion of our transaction with invoX Pharma. You are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. F-star undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” or the negative of these terms or other comparable terminology, which are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, the satisfaction of the closing conditions of the proposed transaction, including, but not limited to, obtaining the regulatory approvals, the risk of litigation and/or related actions regarding the proposed transaction, the cash balances of F-star, the ability of F-star to remain listed on the Nasdaq Capital Market, F-star’s status as a clinical stage immuno-oncology company and its need for substantial additional funding in order to complete the development and commercialization of its product candidates, that F-star may experience delays in completing, or ultimately be unable to complete, the development and commercialization of its product candidates, that F-star’s clinical trials may fail to adequately demonstrate the safety and efficacy of its product candidates, that preclinical drug development is uncertain, and some of F-star’s product candidates may never advance to clinical trials, that results of preclinical studies and early stage clinical trials may not be predictive of the results of later stage clinical trials, that F-star relies on patents and other intellectual property rights to protect its product candidates, and the enforcement, defense and maintenance of such rights may be challenging and costly, and that F-star faces significant competition in its drug discovery and development efforts.

New factors emerge from time to time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks are more fully discussed in F-star’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this communication are based on information available to F-star as of the date of this communication. F-star does not assume any obligation to update such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For further information, please contact:

For investor inquiries:

John Fraunces

Relationship Manager, Life Science Advisors

+1 917-355-2395

jfraunces@lifesciadvisors.com

For media inquiries:

Helen Shik

Shik Communications LLC

+1 617-510-4373

helen@shikcommunications.com

F-star Therapeutics, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2022	December 31, 2021
	Unaudited
Cash and cash equivalents	$52,963	$78,549
Prepaid and other current assets	$4,825	6,190
Other assets	$7,074	38,282

Total assets	$100,644	$123,021

Accounts payable and other current liabilities	$12,362	$12,135
Other liabilities	16,645	14,029

Total liabilities	29,007	26,164

Total stockholders’ equity	71,637	96,857

Total liabilities and stockholders’ equity	$100,644	$123,021

F-star Therapeutics, Inc.
Condensed Consolidated Statement of Operations and Comprehensive Loss
(in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
License revenue	$—	$—	$2,551	$2,917
Operating expenses:
Research and development	8,724	8,291	16,761	15,423
General and administrative	7,457	6,501	13,159	12,930

Total operating expenses	16,181	14,792	29,920	28,353

Loss from operations	(16,181)	(14,792)	(27,369)	(25,436)
Other non-operating (expense) income:
Interest expense	(334)	(110)	(642)	(197)
Change in fair value of contingent value rights	(127)	(583)	(185)	(583)
Other (expense) income	(2,352)	68	(2,885)	1,173

Total other non-operating (expense) income	(2,813)	(625)	(3,712)	393

Loss before income taxes	(18,994)	(15,417)	(31,081)	(25,043)

Income tax expense	—	(82)	—	(190)

Net loss	(18,994)	(15,499)	(31,081)	(25,233)

Basic and diluted adjusted net loss per common share	$(0.88)	$(0.91)	$(1.46)	$(1.93)

Weighted-average number of shares outstanding, basic and diluted	21,573,499	17,022,417	21,329,840	13,083,230